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                                                                   Exhibit 10.14

                          UNIVERSAL DISPLAY CORPORATION
                   EXECUTIVE PERFORMANCE COMPENSATION PROGRAM
                                (APRIL 20, 2004)

        The Compensation Committee of the Board of Directors of Universal Display Corporation (the "Committee"), hereby establishes this Universal Display Corporation Executive Performance Compensation Program (this "Executive Program"), to be effective in accordance with the provisions of Section 9.4 hereof.

                               ARTICLE I - PURPOSE

        The purpose of this Executive Program is to establish certain guidelines for the Committee to award performance-based compensation to the executive officers of Universal Display Corporation and its affiliates (the "Company"). The Company's Equity Compensation Plan, as approved by the Company's shareholders in 2003 and as may be revised or superseded from time to time (the "2003 Plan"), authorizes the Committee to grant awards in the form of stock options, stock awards, stock appreciation rights and performance units. This Executive Program provides a framework for all or any portion of such awards to the Company's executive officers to be tied more closely to Company performance and the creation of shareholder value.

                           ARTICLE II - PARTICIPATION

        2.1     Participants. Active employees of the Company who are considered
Section 16 reporting officers for the Company at the beginning of each Company fiscal year (each, a "Program Year") shall be participants in this Executive Program for such Program Year. In addition, such other officers or consultants of the Company as may be designated by the Committee within ninety (90) days following the beginning of each Program Year shall be a participant in this Executive Program for such Program Year.

        2.2 Persons Becoming Participants During a Program Year. If, after the beginning of a Program Year, an employee who was not previously a participant in this Executive Program for such Program Year is newly determined by the Company to be a Section 16 reporting officer for the Company for any portion of such Program Year, such employee shall become a participant in this Executive Program on a prorated basis effective with such appointment and for the balance of the Program Year, unless the Committee, in its sole discretion, determines otherwise.

        2.3 Persons Ceasing To Be Participants During a Program Year. If, after the beginning of a Program Year, the Company determines that an employee who is a participant in this Executive Program for such Program Year should no longer be treated as a Section 16 reporting officer for the Company for the remainder of such Program Year, such employee shall nonetheless remain a participant in this Executive Program for the balance of the Program Year, unless the Committee, in its sole discretion, determines otherwise. However, should such

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employee cease being an employee of the Company during such Program Year, the provisions of Article V below shall apply in lieu of the foregoing.

        2.4 No Other Rights to Participate. Except as expressly provided in Sections 2.1, 2.2 and 2.3 above, no executive officer or other employee of the Company shall, at any time, have a right to participate in this Executive Program for any Program Year, notwithstanding having previously participated in, or having been eligible to participate in, this Executive Program or any predecessor thereto.

                          ARTICLE III - ADMINISTRATION

        3.1 Establishment of Performance Goals and Awards. Promptly following the adoption of this Executive Program or the beginning of each Program Year, as applicable, the Committee shall establish (i) the performance goals upon which awards will be provided to each participant in this Executive Program for such Program Year (the "Performance Goals"), (ii) the awards to be given to each such participant should his or her Performance Goals be achieved, including, without limitation, any associated schedules for the vesting of stock options or, if applicable, the lapse of restrictions on stock awards (the "Awards"). The Committee shall endeavor to establish such Performance Goals and Awards in a manner designed to reward participants for enhanced performance of both a qualitative and quantitative nature. Specified metrics for quantitative assessment may include, for example, items such as revenues, earnings, expense management, stock price and number of new contracts executed. Awards may take the form of (1) cash, (2) grants of incentive stock options, nonqualified stock options, stock awards, stock appreciation rights or performance units authorized for issuance by the Company under the 2003 Plan, or (3) a combination of the foregoing. Promptly following its establishment of the Performance Goals and Awards for a Program Year, the Committee shall communicate them to each participant in writing.

        3.2 Determination and Issuance of Awards. Within ninety (90) days following the end of each Program Year, the Committee shall determine the extent to which the Performance Goals for such Program Year have been achieved by each participant in this Executive Program and, based thereon, the Awards to be provided to each such participant. In determining the extent to which Performance Goals have been achieved, the Committee shall be entitled to rely in good faith upon any opinion or report issued by the independent public accountants of the Company, and upon any other opinions, reports or information furnished in connection therewith by any accountant or counsel of the Company. To the extent that the grant of any such Awards is intended to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the achievement determination process employed by the Committee or the Board shall be in compliance with applicable standards imposed by Section 162(m). Promptly following its determination of the Awards to be given to each participant, the Committee shall direct the officers of the Company to issue such Awards to the participant.

        3.3 Adjustments During a Program Year. Once established, Performance Goals and Awards will not be changed during a Program Year unless agreed to by both the Committee and

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the affected participant. However, if the Committee, in its sole discretion, determines for a Program Year that there has been, other than in connection with a Change in Control (as defined below), (i) a fundamental change in the business, operations, or corporate or capital structure of the Company, (ii) a fundamental change in the manner in which business is conducted by the Company, or (iii) any other material change or event which will impact one or more the Performance Goals or Awards in an unintended manner, then the Committee may, reasonably contemporaneously with such change or event, make such adjustments as it shall deem appropriate and equitable in the manner of computing the relevant Performance Goals or Awards for such Program Year.

        3.4 Award Conditions and Committee Determinations. All Awards and the rights of any participant or other person with respect thereto shall be subject to the terms and conditions of this Executive Program unless otherwise expressly agreed to in writing by the Committee and the affected participant. Upon request, each participant shall be entitled to receive a copy of this Executive Program. Subject to the express provisions hereof, the Committee has the sole authority to interpret this Executive Program, to determine the terms and conditions of all Performance Goals and Awards, and to make all other determinations necessary or advisable for the administration of this Executive Program, including, without limitation, the adoption, amendment and rescission of procedures relating thereto. All interpretations, determinations and actions by the Committee with respect to this Executive Program shall be final, conclusive and binding upon all participants and other persons.

        3.5 Delegation of Authority. As permitted by law, the Committee may delegate to the executive officers of the Company such of its authority granted under this Executive Program as it deems appropriate; provided, however, that the Committee may not delegate its authority with respect to matters relating to the CEO or other participants in this Executive Program who are Section 16 reporting officers for the Company, or to the extent that such delegation would be a violation of applicable law or inconsistent with the requirements of any securities exchange on which the Company's stock is traded or is intended to be traded.

        3.6 Discretionary Bonuses. Notwithstanding any other provision contained herein to the contrary, the Committee may, in its sole discretion, make such other or additional bonus payments or awards to a participant as it shall determine are appropriate.

                         ARTICLE IV - ISSUANCE OF AWARDS

        4.1 All Awards Subject to the 2003 Plan. All Awards that constitute grants of incentive stock options, nonqualified stock options, stock awards, stock appreciation rights, performance units or other equity compensation awards shall be issued in accordance with and shall be subject to the 2003 Plan. Thus, all Awards involving grants of such forms of compensation shall be pursuant to grant letters issued by the Company to participants in accordance with the requirements of the 2003 Plan. To the extent an Award is dependent upon shareholders of the Company approving any increase in the number of shares available for issuance under the 2003 Plan, or any other amendment to or modification of the 2003 Plan, such

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Award shall be considered null and void to the extent such approval is not obtained at or prior to the first annual meeting of shareholders following the relevant Program Year.

        4.2 Excess Remuneration. Notwithstanding anything to the contrary herein, the Committee may, in its sole discretion, with respect to a participant who is a "covered employee" for purposes of Section 162(m) of the Code (or any successor thereto), determine that payment of that portion of an Award which would otherwise cause such participant's compensation to exceed the limitation on the amount of compensation deductible by the Company in any taxable year pursuant to such Section 162(m), shall be deferred until such participant is no longer a "covered employee."

        4.3 Elective Deferral. Unless the Committee determines otherwise, participants shall have the option, at their election and to the extent permitted by applicable law, to defer receipt of all or any portion of an Award payable to them in cash or stock beyond the time such Award would otherwise be payable.

        4.4 Lump Sum Payments. Notwithstanding anything to the contrary herein, in the event of termination of a participant's employment with the Company prior to the grant of any Award to such participant in the form of stock options, stock awards, stock appreciation rights or performance units, including any deferred grant of a prior Award, the Company, in its discretion, may elect to pay such Award to said participant in a lump sum cash payment. The Company shall make such election and cash payment to the participant within thirty (30) days following the date of termination of such participant's employment with the Company.

        4.5 Death of a Participant. In the case of a participant who dies prior to receiving payment of all or any portion of an Award, the Award shall be paid in a lump sum cash payment to the participant's designated beneficiaries or, if there is no designated beneficiaries, to the participant's estate or heirs at law, as applicable.

        4.6 Tax Withholding. Any participant or other person receiving an Award shall be required to pay to the Company the amount of any federal, state or local taxes which the Company is required to withhold with respect to the taxable income associated with such Award, or the Company shall have the right to deduct from wages or other amounts payable to such participant or other person by the Company (including through the withholding of stock purchased upon the exercise of a stock option or otherwise deliverable in connection with an Award, if then authorized by the Committee and applicable law) the minimum amount of any withholding due with respect to such Award.

                      ARTICLE V - TERMINATION OF EMPLOYMENT

        5.1 Termination of Employment During a Program Year. In the event a participant's employment with the Company is terminated other than for cause or a Change in Control (as defined below) prior to the end of a Program Year, such participant's right to Awards for that Program Year shall be prorated based upon that portion of the Program Year during which he or she was a participant, in which case the prorated amount of the Award shall be paid to the

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participant in accordance with the provisions of Articles III and IV above. In the event a participant's employment with the Company is terminated for cause prior to the end of a Program Year, such participant's right to Awards for that Program Year shall be forfeited unless the Committee, in its sole discretion, determines otherwise.

        5.2 Termination of Employment After a Program Year But Before Award Payment. If a participant's employment with the Company is terminated at the end of or following a Program Year but before Awards earned for that Program Year have been paid to such participant, such Awards shall be paid to the participant in accordance with the provisions of Articles III and IV above.

                         ARTICLE VI - CHANGE IN CONTROL

        6.1 Definition of Change in Control. As used herein, a "Change in Control" shall mean the occurrence of any of the following:

                (i) if any person or affiliated group of persons (other than in their capacities as trustees of a trust existing on the effective date of this Executive Program, or any successor trust having the same beneficiaries) first become the "beneficial owners" (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such persons any securities acquired directly from the Company or its affiliates) representing thirty percent (30%) or more of either the then-outstanding shares of stock of the Company or the combined voting power of the Company's then-outstanding securities;

                (ii) if, during any period of twenty-four (24) consecutive months during the existence of this Executive Program commencing on or after the date thereof, the individuals who, at the beginning of such period, constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided that a director who was not a director at the beginning of such twenty-four (24) month period shall be deemed to have satisfied such twenty-four (24) month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such twenty-four (24) month period) or by prior operation of this clause (ii);

                (iii) the consummation of a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving of the Company or such surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or a similar transaction) in which no person or group of affiliated persons (other than in their

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capacities as trustees of a trust existing on the effective date of this
Executive Program, or any successor trust having the same beneficiaries) first become the "beneficial owners" (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such persons any securities acquired directly from the Company or its affiliates) representing thirty percent (30%) or more of either the then-outstanding shares of stock of the Company or the combined voting power of the Company's then-outstanding securities;

                (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by persons in substantially the same proportion as their ownership of the Company immediately prior to such sale; or

                (v) any person has consummated a tender offer or exchange for a majority of the voting power of the then outstanding shares of stock of the Company.

Upon the occurrence of a Change in Control as provided above, no subsequent event or condition shall constitute a Change in Control for purposes of this Executive Program, with the result that there can be no more than one Change in Control hereunder.

        6.2 Termination in Connection with a Change in Control. As used herein, a "Termination in Connection with a Change in Control" shall mean termination of a participant's active employment relationship with the Company:

                (i)     within two (2) years after a Change in Control either:

                        (A) initiated by the Company for any reason other than:

                                (I)     the participant's death, continuous
                illness, injury or incapacity for a period of twelve (12) consecutive months, or

                                (II)    for cause; or

                        (B) initiated by the participant upon one or more of the following occurrences:

                                (I) any material failure of the Company to comply with and satisfy any of the requirements of this Executive Program as they apply to such participant;

                                (II) any significant reduction by the Company of the authority, duties, reporting responsibilities or job responsibilities of the participant;

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                                (III)   any removal by the Company of the
                participant from the employment grade, compensation level or officer positions which the participant holds as of the effective date hereof, except in connection with a promotion to higher office;

                                (IV)    the requirement that the participant
                undertake business travel to an extent substantially greater than is reasonable and customary for the position the participant holds;

                                (V)     the relocation of the offices of the
                Company at which the participant is principally employed to a location more than twenty-five (25) miles from the location of such offices immediately prior to the date that is six (6) months before the Change in Control, or the Company's requiring the participant to be based anywhere other than such offices, except for required travel on the Company's business to the extent substantially consistent with the participant's business travel obligations preceding the Change in Control; or

                                (VI) the failure of the Company to obtain an agreement from any successor to assume and agree to comply with the requirements of this Executive Program as they apply to such participant; or

                (ii) during the one (1) year period immediately preceding a Change in Control, unless the Company establishes by clear and convincing evidence that such termination was for good faith business reasons not related to the Change in Control.

        6.3 Effect of a Termination in Connection with a Change in Control. With respect to any Termination in Connection with a Change in Control prior to the end of a Program Year, the affected participant shall be entitled to an immediate cash payment equal to the maximum amount of the Awards that he or she could have received for such Program Year, prorated to the date of the Change in Control. With respect to any Termination in Connection with a Change in Control at the end of or following a Program Year and before it has been determined by the Committee whether Awards associated with that Program Year have been earned, the affected participant shall be entitled to an immediate cash payment equal to the maximum amount of the Awards that he or she could have received for such Program Year. With respect to any Termination in Connection with a Change in Control following a Program Year and after it has been determined by the Committee whether Awards associated with that Program Year have been earned, the affected participant shall be entitled to an immediate cash payment in the amount determined by the Committee to be payable in connection with such Award.

                      ARTICLE VII - RIGHTS OF PARTICIPANTS

        7.1 Status as a Participant. Status as a participant in this Executive Program shall not be construed as a commitment that any Award will be authorized or earned under this Executive Program.

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        7.2     No Guaranty of Employment. Nothing contained in this Executive
Program or in any document related to this Executive Program or to any Award shall confer upon any participant any right to continue as an employee or in the employ of the Company, or constitute any contract or agreement of employment for a specific term, or interfere in any way with the right of the Company to reduce such person's compensation, to change the position held by such person, or to terminate the employment of such person, with or without cause.

        7.3 Nontransferability. No benefit payable under, or interest in, this Executive Program shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, debts, contracts, liabilities or torts of any participant; provided, however, that, nothing in this Section 7.3 shall prevent transfer (i) by Will, (ii) by applicable laws of descent and distribution, or (iii) pursuant to an order that satisfies the requirements for a "qualified domestic relations order" as such term is defined in section 206(d)(3)(B) of ERISA and section 414(p)(1)(A) of the Code, including an order that requires distributions to an alternate payee prior to a participant's "earliest retirement age" as such term is defined in section 206(d)(3)(E)(ii) of ERISA and section 414(p)(4)(B) of the Code. Any attempt at transfer, assignment or other alienation prohibited by the preceding sentence shall be disregarded and all amounts payable hereunder shall be paid only in accordance with the provisions of this Executive Program and the 2003 Plan.

        7.4 Nature of Executive Program. No participant or other person shall have any right, title or interest in any fund or in any specific asset of the Company by reason of any Award authorized hereunder. There shall be no funding of any benefits which may become payable hereunder. Nothing contained in this Executive Program (or in any document related thereto), nor the creation or adoption of this Executive Program, nor any action taken pursuant to the provisions of this Executive Program, shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any participant or other person. To the extent that a participant or other person acquires a right to receive payment with respect to an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company. All cash amounts payable under this Executive Program shall be paid from the general assets of the Company and no special or separate fund or deposit shall be established and no segregation of assets shall be made to assure payment of such amounts.

        7.5 Offset; After-Discovered Cause. In the event that prior to the occurrence of a Change in Control, a participant becomes entitled to a payment or delivery of shares under this Executive Program at a time at which the participant owes amounts to the Company, or the Company has a claim against the participant for amounts due or owing (whether in the nature of a debt, advance, damages or otherwise), the Committee in its sole discretion may determine to offset payments or delivery of shares otherwise due to that participant under this Executive Program against such amounts. In addition, in the event that a participant is terminated for cause, or it is discovered after the participant has been terminated by the Company other than for cause or has terminated employment with the Company, that prior to such termination the participant engaged in conduct which, if discovered prior to the actual termination, would have provided valid grounds to support a termination for cause, then the Committee in its sole discretion may determine to withhold payment or delivery of some of or all of amounts or shares otherwise due

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to the participant under this Executive Program. The existence and operation of this Executive Program shall in no way be deemed to limit or waive any rights or defenses available to the Company under common law or otherwise.

                    ARTICLE VIII - AMENDMENT AND TERMINATION

        Notwithstanding anything herein to the contrary, the Committee may, at any time, terminate or, from time to time amend, modify or suspend this Executive Program; provided, however, that, without the prior consent of the participants affected, no such action may adversely affect any rights or obligations with respect to any Awards theretofore earned on a prorated basis for a particular Program Year, whether or not the amount of such Awards has been computed and whether or not such Awards are then payable.

                           ARTICLE IX - MISCELLANEOUS

        9.1 Governing Law. This Executive Program and all related documents shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without giving effect to the principles of conflicts of law thereof, except to the extent preempted by federal law.

        9.2 Severability; Effect of Legal Restrictions. If any provision of this Executive Program or application thereof to any participant under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Executive Program which can be given effect without the invalid or unenforceable provision or application. Moreover, the terms of this Executive Program shall be deemed modified to the extent necessary for the Company, in the written opinion of its outside counsel, to avoid violating the requirements of the Sarbanes-Oxley Act of 2002, or any other law applicable to the employment arrangements between participants and the Company.

        9.3 Successor in Interest. All obligations of the Company under this Executive Program shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

        9.4 Effective Date. This Executive Program shall be effective for the 2004 Program Year and shall remain in effect through the 2007 Program Year or until such time as it may be terminated or amended pursuant to the terms hereof.

        9.5 Repeal of Prior Adoptions. All prior adoptions by the Committee of any plans or programs specific to the compensation of executive officers of the Company are hereby repealed by the Committee as of the effective date of this Executive Program.

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